Gehl Company	Tel: 262/334-9461
143 Water Street	Fax: 262/334-7517
P.O. Box 179	http://www.gehl.com
West Bend, WI 53095-0179
USA

Contact:
Thomas M. Rettler
Chief Financial Officer
262-334-6632

News Release

GEHL COMPANY REPORTS RECORD FIRST QUARTER NET INCOME AND EARNINGS PER SHARE; RAISES FULL YEAR OUTLOOK

        WEST BEND, WISCONSIN, April 27, 2007 – Gehl Company (NASDAQ GSM: GEHL) today reported record first quarter income from continuing operations of $6.5 million, or $.52 per diluted share, for the quarter ended March 31, 2007 compared with income from continuing operations of $6.4 million, or $.51 per diluted share, for the first quarter of 2006.

        Net sales for the first quarter of 2007 were $115.2 million compared to net sales of $122.1 million in the first quarter of 2006. The strength of the Company’s international markets, along with continued market share gains, resulted in sound first quarter sales and record earnings.

        Gross margin improved to 22.4% in the first quarter of 2007 compared to 21.5% in the first quarter of 2006. The gross margin increase was primarily driven by product mix, as well as the favorable results the Company continued to achieve from its added supply chain resources and investments in state-of-the-art manufacturing equipment. Selling, general and administrative expenses of $15.0 million during the first quarter were flat with the comparable 2006 period but as a percent of net sales increased to 13.0% compared to 12.3% in the prior year quarter, which partially reflected planned increases in research and development and information technology projects.

        “We are off to a great start in 2007. We achieved record earnings, improved gross margin 90 basis points, increased our telehandler market share and generated strong international revenues led by a 45% sales increase in our Gehl Europe subsidiary, all of which reflect solid execution of our strategy,” said William D. Gehl, Chairman and Chief Executive Officer. “We are also excited about the positive response from the market on the launch of our new RS5-19, 5,000 lb. lift capacity telehandler. The strength of our first quarter and the diversity of our served markets provide the solid foundation from which to build on throughout 2007.”

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Gehl Company
Gehl Company Reports Record First Quarter Net Income and Earnings Per Share;
Raises Full Year Outlook
April 27, 2007

2007 Full Year Outlook

        Based on the Company’s first quarter results, current backlog position and management’s expectation that North American market conditions will stabilize, the Company raised its 2007 full year outlook. The Company now expects its net sales from continuing operations to be in the range of $475 million to $500 million and earnings per diluted share from continuing operations of $2.15 to $2.35.

Conference Call

        A conference call is scheduled for 10:00 a.m. CDT on Friday, April 27, 2007. The call will review 2007 first quarter earnings and discuss the Company’s 2007 full year outlook.

        All interested parties are invited to listen to the presentation. The conference call may be accessed by dialing (866) 578-5801 or (617) 213-8855 up to 15 minutes before the call begins. The passcode is 53155378. Access may also be gained through the Company’s web site (www.gehl.com) by first clicking on the Investor Relations tab, then clicking on Web Casts, and then selecting the 1st Quarter 2007 Financial Earnings Conference Call Web Cast. An archive of the presentation will be available for one year on the Company’s web site after the call. A telephonic replay of the conference call will be available beginning at noon CDT and will be available for one week after the call by dialing (888) 286-8010 or (617) 801-6888. The replay pass code is 54452612.

Gehl Company
Gehl Company Reports Record First Quarter Net Income and Earnings Per Share;
Raises Full Year Outlook
April 27, 2007

Forward Looking Statements

        Certain statements included in this press release are “forward-looking statements” intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. All statements other than statements of historical fact are forward-looking statements. When used in this press release, words such as the Company “believes,” “anticipates,” “expects”, “estimates” or “projects” or words of similar meaning are generally intended to identify forward-looking statements. These forward-looking statements are not guarantees of future performance and are subject to certain risks, uncertainties, assumptions and other factors, some of which are beyond the Company’s control, that could cause actual results to differ materially from those anticipated as of the date of this press release. Factors that could cause such a variance include, but are not limited to, those risk factors cited in the Company’s filings with the Securities and Exchange Commission, any adverse change in general economic conditions, unanticipated changes in capital market conditions, the Company’s ability to implement successfully its strategic initiatives (including cost reduction initiatives), unanticipated expenses associated with the discontinuance of the Company’s agricultural implement lines, market acceptance of newly introduced products, unexpected issues related to the pricing and availability of raw materials (including steel) and component parts, unanticipated difficulties in securing product from third party manufacturing sources, the ability of the Company to increase its prices to reflect higher prices for raw materials and component parts, the cyclical nature of the Company’s business, the Company’s and its customers’ access to credit, competitive pricing, product initiatives and other actions taken by competitors, disruptions in production capacity, excess inventory levels, the effect of changes in laws and regulations (including government subsidies and international trade regulations), technological difficulties, changes in currency exchange rates or interest rates, the Company’s ability to secure sources of liquidity necessary to fund its operations, changes in environmental laws, the impact of any strategic transactions effected by the Company, and employee and labor relations. Shareholders, potential investors, and other readers are urged to consider these factors in evaluating the forward-looking statements and are cautioned not to place undue reliance on such forward-looking statements. The forward-looking statements included in this release are only made as of the date of this release, and the Company undertakes no obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances. In addition, the Company’s expectations for 2007, including those listed in the “2007 Full Year Outlook” above, are based in part on certain assumptions made by the Company, including those relating to commodities prices, which are strongly affected by weather and other factors and can fluctuate significantly, housing starts and other construction activities, which are sensitive to, among other things, interest rates and government spending, and the performance of the U.S. economy generally. The accuracy of these or other assumptions could have a material effect on the Company’s ability to achieve its expectations.

About Gehl Company

        Gehl Company (NASDAQ GSM: GEHL) is a manufacturer of compact equipment used worldwide in construction and agricultural markets. Founded in 1859, the Company is headquartered in West Bend, Wisconsin. The Company markets its products under the Gehl ® and Mustang ® brand names. Mustang product information is available on the Mustang Manufacturing website (www.mustangmfg.com). CE Attachments, Inc. information is available at (www.ceattach.com). Gehl Company information is available at (www.gehl.com) or contact: Gehl Company, 143 Water Street, West Bend, WI 53095 (telephone: 262-334-9461).

( TABLES TO FOLLOW )

Gehl Company
Gehl Company Reports Record First Quarter Net Income and Earnings Per Share;
Raises Full Year Outlook
April 27, 2007

GEHL COMPANY AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(unaudited and in thousands, except per share data)

	For the First Quarter Ended
	March 31, 2007	March 31, 2006
Net sales	$115,214	$122,123
Cost of goods sold	89,450	95,871

Gross profit	25,764	26,252

Selling, general and administrative expenses	14,952	14,979

Income from operations	10,812	11,273

Interest expense	(909)	(1,150)
Interest income	1,008	1,251
Other expense, net	(1,044)	(1,487)

Income from continuing operations before income taxes	9,867	9,887

Provision for income taxes	3,404	3,501

Income from continuing operations	6,463	6,386

Loss from discontinued operations, net of tax	(160)	(116)

Loss on disposal of discontinued operations, net of tax	--	(8,927)

Net income (loss)	$6,303	$(2,657)

Diluted net income (loss) per share:
from continuing operations	$0.52	$0.51
from discontinued operations	(0.01)	(0.73)

Total diluted net income (loss) per share	$0.51	$(0.21)

Weighted average number of common
shares and common stock equivalents	12,459	12,423

Basic net income (loss) per share:
from continuing operations	$0.53	$0.53
from discontinued operations	(0.01)	(0.76)

Total basic net income (loss) per share	$0.52	$(0.22)

Weighted average number of common
shares	12,124	11,946

Gehl Company
Gehl Company Reports Record First Quarter Net Income and Earnings Per Share;
Raises Full Year Outlook
April 27, 2007

GEHL COMPANY AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(unaudited and in thousands)

	March 31, 2007	December 31, 2006	March 31, 2006
ASSETS
Cash	$3,817	$6,892	$3,062
Accounts receivable - net	205,089	187,582	183,309
Finance contracts receivable - net	13,220	8,371	14,681
Inventories	48,772	48,649	44,225
Assets of discontinued operations - net	3,073	3,783	15,460
Deferred income taxes	9,590	9,128	11,974
Retained interest in sold finance contracts	28,427	20,318	5,220
Prepaid expenses and other current assets	4,221	6,310	3,996

Total current assets	316,209	291,033	281,927

Property, plant and equipment - net	33,078	32,415	29,778
Goodwill	11,748	11,748	11,748
Other assets	31,868	29,914	32,078

Total assets	$392,903	$365,110	$355,531

LIABILITIES AND SHAREHOLDERS' EQUITY
Total current liabilities	$96,193	$89,504	$85,201
Long-term debt obligations	39,369	25,183	48,883
Other long-term liabilities	20,263	19,642	13,813
Deferred income taxes	--	--	983
Total shareholders' equity	237,078	230,781	206,651

Total liabilities and shareholders' equity	$392,903	$365,110	$355,531

Gehl Company
Gehl Company Reports Record First Quarter Net Income and Earnings Per Share;
Raises Full Year Outlook
April 27, 2007

GEHL COMPANY AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(unaudited and in thousands)

	For the Three Months Ended
	March 31, 2007	March 31, 2006
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)	$6,303	$(2,657)
Adjustments to reconcile net income (loss) to net cash
(used for) provided by operating activities:
Loss on discontinued operations (non-cash)	--	7,593
Depreciation and amortization	1,291	1,393
Compensation expense for share based payments	413	319
Cost of sales of finance contracts	846	877
Proceeds from the sales of finance contracts	13,526	49,031
Increase in finance contracts receivable	(19,221)	(28,696)
Increase in retained interest in sold finance contracts	(8,692)	(8,881)
(Decrease) increase in cash due to changes in:
Accounts receivable - net	(16,710)	(25,570)
Inventories	131	(2,775)
Accounts payable	5,202	9,372
Remaining working capital items	1,654	3,261

Net cash (used for) provided by operating activities	(15,257)	3,267
CASH FLOWS FROM INVESTING ACTIVITIES:
Property, plant and equipment additions	(1,963)	(1,061)
Proceeds from the sale of property, plant and equipment	30	10
Other	(37)	(8)

Net cash used for investing activities	(1,970)	(1,059)
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from (repayments on) revolving credit loans	14,210	(3,129)
Repayments of other borrowings - net	(58)	(927)
Proceeds from issuance of common stock	--	68

Net cash provided by (used for) financing activities	14,152	(3,988)
Net decrease in cash	(3,075)	(1,780)
Cash, beginning of period	6,892	4,842

Cash, end of period	$3,817	$3,062